Exhibit 10.5

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding is entered into this the 30th day of April, 2005, among WAYMON L. HICKMAN (“Hickman”), FIRST FARMERS & MERCHANTS NATIONAL BANK (“Bank”), and FIRST FARMERS & MERCHANTS CORPORATION (“Corporation”).

WHERAS, Hickman, having reached the mandatory retirement age of seventy from the Bank and Corporation Board of Directors, would continue to work serving as an “Ambassador” in the six counties served by the Bank.

WHEREAS, Hickman would continue to serve on the Executive Committee as the Honorary Chairman, with Executive Committee fees to be paid, and Honorary Board Member for life, maintain the title of Senior Chairman of the Board and serve on other Bank related committees as assigned by the Board of Directors.  Hickman would serve on various civic, professional and charitable positions as he chooses.

Hickman would continue to work for which he would receive:

(A) $5,000.00 per month, beginning May 1, 2005;

(B) Certain benefits that he now receives, including but not limited to Graymere Country Club dues, Kiwanis, Tennessee Bankers Association and other bank related expenses and use of bank automobile;

(C) Participation in the Senior Executive Officers’ Bonus Plan on the same basis as other senior officers, with base salary as established on January 1, 2002, which is $264,600.00, to be calculated through December 31, 2005; and

(D)  Hickman would maintain an office of his choice on the third floor equivalent to the office of Virgil H. Moore, Jr.

Hickman’s agreement with the Bank and Corporation will terminate April 30, 2008, unless terminated earlier by either party, with any changes in this Memorandum to be agreed upon by both parties.

/s/ Waymon L. Hickman
WAYMON L. HICKMAN

/s/ H. Terry Cook, Jr.
H. TERRY COOK, JR., CHAIRMAN
COMPENSATION COMMITTEE
FIRST FARMERS & MERCHANTS
NATIONAL BANK

FIRST FARMERS & MERCHANTS
NATIONAL BANK

	By:	/s/ T. Randy Stevens
	Its:	Chief Executive Officer

FIRST FARMERS & MERCHANTS
CORPORATION

	By:	/s/ T. Randy Stevens
	Its:	Chief Executive Officer

ATTEST:

/s/ Martha McKennon
SECRETARY